THE PRUDENTIAL SERIES FUND

____________

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

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INFORMATION STATEMENT

JUNE 17, 2006

To The Contract Owners:

At a regular meeting of the Board of Trustees of The Prudential Series Fund, formerly The Prudential Series Fund, Inc. (PSF or the Trust) on December 1, 2005, the Trustees approved a new subadvisory agreement for one of the Trust’s portfolios, the SP Large Cap Value Portfolio (the Portfolio).

Prudential Investments LLC (PI or the Manager) has entered into a subadvisory agreement as follows:

Fund	New Subadviser	Current Subadviser
SP Large Cap Value Portfolio	-- Dreman Value Management LLC (Dreman)	-- Hotchkis & Wiley Capital Management, LLC (Hotchkis & Wiley) -- J.P. Morgan Investment Management, Inc. (J.P. Morgan)

This information statement describes the circumstances surrounding the Trustees’ approval of the new subadvisory agreement and provides you with an overview of its terms. PI will continue as your Portfolio’s investment manager. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THE PRUDENTIAL SERIES FUND

____________

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

____________

INFORMATION STATEMENT

JUNE 17, 2006

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the SP Large-Cap Value Portfolio (the Portfolio), a series of The Prudential Series Fund (PSF or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The order permits the Portfolio’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory contracts with the approval of the Board of Trustees, without obtaining contract owner approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust.

The Trust’s Trustees are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The Trust’s principal executive office is 100 Mulberry Street, Newark, NJ 07102-4077.

The Trust is providing this information statement to contract owners investing in one or more of the Portfolios as of May 26, 2006. This information statement relates to the approval by the Board of new subadvisory agreements (the Subadvisory Agreements) dated as of March 20, 2006, between Prudential Investments LLC (PI or the Manager) and the new subadviser with respect to the Portfolio. A copy of the Subadvisory Agreement is attached hereto as Exhibit A. Dreman will join Hotchkis & Wiley Capital Management, LLC (Hotchkis & Wiley) and J.P. Morgan Investment Management, Inc. (J.P. Morgan) as a subadviser of the Fund. The subadvisory agreements with Hotchkis & Wiley and J.P. Morgan were each last approved by the Trustees, including the Independent Trustees, on June 8, 2005.

The Portfolio will pay for the costs associated with preparing and distributing this information statement to its respective contract owners. This information statement will be mailed on or about June 17, 2006.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Managers

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 serves as Manager of the Trust under a management agreement dated as of May 1, 2003. PI and ASISI are both wholly-owned subsidiaries of PIFM Holdco, Inc., 100 Mulberry Street, Newark, New Jersey 07102, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street Newark, New Jersey 07102, which is a wholly-owned subsidiary of Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey, 07102-4077. As of December 31, 2005, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, and those companies had aggregate assets of approximately $94.9 billion. Information concerning the Trust’s current management arrangements and the officers of the Trust can be found in Exhibit B.

The Administrator

The Trust has entered into an administration agreement with PI with respect to Class II shares of the Portfolio. Information concerning the Administrator can be found in Exhibit B.

The Principal Underwriter

Prudential Investment Management Services LLC (PIMS), a wholly owned subsidiary of Prudential Financial, Inc., acts as the principal underwriter of the Trust by distributing Trust shares on a continuous basis. PIMS’ principal business address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-3777. Information concerning the Trust’s current distribution arrangements can be found in Exhibit B.

Annual and Semi-Annual Reports

The Portfolio’s annual and semi-annual reports are sent to contract owners. Only one report is delivered to multiple contract owners sharing an address unless the Portfolio receives contrary instructions from one or more of the contract owners. A copy of the Portfolio’s most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of the Portfolio is set forth in Exhibit D.

NEW SUBADVISORY AGREEMENT

At the December 1, 2005 meeting, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Agreement and the recommendation by the Manager to add Dreman as a subadviser to the SP Large Cap Value Portfolio.

The Trustees decided to appoint Dreman to subadvise SP Large Cap Value Portfolio after the current subadvisers for the Portfolio informed the Manager that they were approaching the maximum level of assets that they could efficiently manage under current market conditions. Consequently, the Manager recommended both that the Board approve a Subadvisory Agreement with Dreman, and that the Portfolio’s assets be reallocated among the Portfolio’s existing subadvisers and Dreman.

The terms and conditions of the Subadvisory Agreement are substantially similar to those of any existing subadvisory agreements with each of Hotchkis & Wiley and J.P. Morgan, except that the fee rate to be charged by Dreman under the new Subadvisory Agreement differs from the fee rates charged by the current subadvisers pursuant to their respective subadvisory agreements. See Exhibit B for the fees paid to other subadvisers. The Manager, not the Portfolio, pays the advisory fee to Dreman. Therefore, the addition of a new Subadviser does not result in any change in advisory fees paid by the Portfolio. A copy of the Subadvisory Agreement is attached as Exhibit A to this Information Statement.

Under the Subadvisory Agreement, Dreman renders investment advice to the applicable Portfolio in accordance with the investment objective and policies of the Portfolio as established by its Board, and also make investment decisions to purchase and sell securities on behalf of the Portfolio, subject to the supervision of the Portfolio’s Managers.

Under the multi-manager structure, the Manager determines and allocate a portion of the Portfolio’s assets to each of the subadvisers. Consistent with the overall investment strategy of the Portfolio, the Manager periodically rebalances daily cash inflows (i.e., purchases and reinvested dividends) and outflows (i.e., redemptions and expense items) among the subadvisers. In addition, the Manager periodically reallocates assets among the subadvisers. The Manager reviews the allocations periodically, and may be altered or adjusted the allocations without prior notice.

By using two or more subadvisers for the Portfolio, and by periodically rebalancing or reallocating the Portfolio’s assets among the subadvisers, the Manager seeks long-term benefits from a balance of different investment disciplines. The Manager believes that, at any given time, certain investment philosophies will be more successful than others and that a combination of different investment approaches may benefit the Portfolio and help reduce volatility. In addition, the use of several subadvisers may help to protect the Portfolio from capacity risk (a subadviser’s determination to manage a limited amount of assets because of a lack of investment opportunities that appear attractive to the subadviser).

Section 15 of the Investment Company Act (Section 15) requires that a majority of a mutual fund’s outstanding voting securities approve the fund’s subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI, certain funds and any future open-end management investment company managed by PI, provided that PI and the Fund comply with the conditions of the order. According to the Manager of Managers Order, which is subject to a number of conditions, PI may enter into subadvisory agreements with unaffiliated advisers without receiving prior contract owner approval.

Information Concerning Dreman

Dreman Value Management LLC (Dreman), a Delaware limited liability company, located at 520 East Cooper Avenue, Suite 230-4, Aspen, CO, 81611, is a boutique investment advisor with 33 employees. Dreman was founded by David N. Dreman, who serves as Dreman’s Chairman and Chief Investment Officer. Dreman has $14.5 billion in assets under management as of December 31, 2005 and is supported by 14 investment professionals. Dreman is a registered investment advisor with the U.S. Securities and Exchange Commission. The firm is wholly owned by its senior management team and their family entities. David Dreman is the majority owner with approximately 87% of the stock while the other senior executives own in aggregate approximately 13%. Exhibit C contains information about the other mutual funds managed by Dreman with investment objectives and strategies similar to those of the Portfolios. Exhibit C also lists the principal executive officers and directors of Dreman.

Board Consideration of Subadvisory Agreement:

At a regular in-person meeting of the Board held on December 1, 2005, at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered whether the approval of the Subadvisory Agreement was in the best interests of the Portfolio and its investors. Before approving the new Subadvisory Agreement, the Trustees reviewed performance, compliance and organization materials regarding Dreman and received formal presentations from the Manager at the December 1, 2005 meeting. The Board also received materials relating to the Subadvisory Agreement and had the opportunity to ask questions and request further information in connection with its consideration. Representatives from Dreman participated in the discussions with the Board at the meeting.

Nature, Quality and Extent of Services. The Board received and considered information regarding the nature and extent of services provided to the Portfolio by the existing subadvisers under the current subadvisory agreements and those that would be provided to the Portfolio by Dreman under the new subadvisory agreements, noting that the nature and extent of services under the existing and new agreements were generally similar in that the existing subadvisers and Dreman were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the background and experience of Dreman’s portfolio management team. The Board met in person with representatives of Dreman and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to Dreman’s organizational structure, senior management, investment operations, and other relevant information pertaining to Dreman. The Board noted that it received a favorable compliance report from the Trust’s Chief Compliance Officer (CCO) as to Dreman.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by Dreman and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by Dreman under the new subadvisory agreements should equal the quality of similar services provided by the existing subadvisers under the existing subadvisory agreements.

Performance of the Portfolios. With respect to the SP Large Cap Value Portfolio, the Board received and considered information about the Portfolio’s historical performance, noting the Fund’s net performance was in the first quartile for the previous one-year period and in the second quartile for the previous three-year period in relation to a peer group of funds (the Peer Group). The funds included in the Peer Group are objectively determined solely by Lipper, Inc., an independent provider of investment company data. The Board noted that Hotchkis & Wiley assumed responsibility for managing the Portfolio’s assets in January 2004 and that, as a result, the Portfolio’s underperformance over three- and five-year periods was not attributable to Hotchkis & Wiley.

The Board received and considered information regarding the performance of other investment companies managed by Dreman utilizing an investment style and strategy similar to that proposed for the Portfolio, noting that Dreman had generally outperformed the various benchmarks over the same time period.

Investment Subadvisory Fee Rate. The Board considered the proposed subadvisory fee rate payable by PI to Dreman under the proposed new subadvisory agreement, which called for a fee rate of 0.30% of average daily net assets to $250 million; 0.25% of average daily net assets from $250 million to $500 million; and 0.20% of average daily net assets over $500 million. The Board also considered, among other things, the average management fees payable to Dreman and the approximate net assets of other funds for which Dreman acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to the Portfolio. Exhibit C contains fee and asset information related to these comparable funds. The Board also noted that the Manager pays the subadvisory fees, and therefore a change in the subadvisory fees will not change the fees paid by the Portfolio. Instead, any increase or decrease will increase or decrease, as applicable, the net fee rates retained by the Manager. As a result of the above considerations, the Board concluded that Dreman’s proposed subadvisory fee rate under the new subadvisory agreements was reasonable.

Subadviser’s Profitability. Because the engagement of Dreman is new, there is no historical profitability with regard to its arrangements with the Portfolios. As a result, the Board did not consider this factor. The Board noted that profitability would be reviewed annually in connection with the review of advisory agreements.

Economies of Scale. The Board considered information about the potential of PI and Dreman to experience economies of scale as the Portfolio grows in size.

The Board noted that Dreman’s proposed subadvisory fee rate contains breakpoints, and, accordingly, reflects the potential for shareholders to share in potential economies of scale as the Portfolio grows.

Other Benefits to the Subadviser or its Affiliates from Serving as Subadviser. The Board considered potential “fall-out” or ancillary benefits anticipated to be received by Dreman and its affiliates as a result of Dreman’s relationship with the Portfolio. The Board concluded that any potential benefits to be derived by Dreman included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.

Terms of the Subadvisory Agreements

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, the subadviser is compensated by the Managers (and not the Portfolio) for the portion of assets it manages at the following annual rates:

Portfolio	Subadvisers	Fee Rate
SP Large Cap Value Portfolio	Dreman	0.30% of average daily net assets to $250 million and 0.25% of average daily net assets from $250 million to $500 million; and 0.20% of average daily net assets over $500 million

The Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board of Trustees, each new Subadviser is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, the new Subadviser will provide the Manager with all books and records relating to the transactions it executes and will render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) each Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, (2) each Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Portfolio’s management agreement with the Manager, and (3) each Subadvisory Agreement may be terminated at any time by the respective Subadviser or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

Each Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, the new Subadviser will not be liable for any act or omission in connection with its activities as subadvisers to the Portfolio.

Shareholder Proposals

As a Delaware statutory trust, the Trust is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust’s Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees’ solicitation relating thereto is made in order to be included in the Trust’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: June 17, 2006

EXHIBIT A

THE PRUDENTIAL SERIES FUND

SP Large Cap Value Fund

SUBADVISORY AGREEMENT

Agreement made as of this 20th day of March, 2006 between Prudential Investments LLC (PI, or the Manager), a New York limited liability company, and Dreman Value Management, LLC (Dreman or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) with Prudential Series Fund, LLC, a Delaware statutory trust (the Fund) and a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI acts as Manager of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to a portion of the Fund’s portfolio and to manage such portion of the Fund’s portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the board of trustees of the Fund (the Board), the Subadviser shall manage such portion of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund’s portfolio as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Agreement and Declaration of Trust, By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (Board Procedures) provided to it by the Manager (the Fund Documents), and with the instructions and directions of the Manager and of the Board, co-operate with the Manager’s (or its designee’s) personnel responsible for monitoring the Fund’s compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Manager shall provide Subadviser timely with copies of any updated Fund Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Manager or the Board all information relating to the Subadviser’s services under this Agreement reasonably requested by the Manager and the Board within a reasonable period of time after the Manager or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v) The Subadviser or its affiliate shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages. The Subadviser shall furnish the Manager routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Manager and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Fund in a “manager-of-managers” style, the Manager shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such trustees, officers or employees.

(c) The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund’s request, provided, however, that the Subadviser may retain a copy of such records. The Fund’s books and records maintained by the Subadviser shall be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund’s books and records maintained by the Subadviser shall be returned to the Fund or the Manager. The Subadviser agrees that the policies and procedures it has established for managing the Fund portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Manager or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Manager and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Manager for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio, subject to such reporting and other requirements as shall be established by the Manager.

(g) Upon reasonable request from the Manager, the Subadviser (through a qualified person) shall assist the valuation committee of the Fund or the Manager in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(h) The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Fund’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Manager with any certification, documentation or other information requested or required by the Manager for purposes of the certifications of shareholder reports by the Fund’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Manager if any information in the Prospectus is (or will become) inaccurate or incomplete.

(i) The Subadviser shall comply with Board Procedures provided to the Subadviser by the Manager or the Fund. The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j) The Subadviser shall keep the Fund and the Manager informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser’s management of the Fund’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager. The Subadviser shall certify quarterly to the Fund and the Manager that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Manager. Upon written request of the Fund or the Manager with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Manager to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Manager shall provide (or cause the Fund’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund’s average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice to the Subadviser upon the execution of a new Agreement with a successor Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at

              , attention:                                    .

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser does not approve of the form of such material in advance. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

10. This Agreement shall be governed by the laws of the State of New York.

11. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By:
Name:
Title:

DREMAN VALUE MANAGEMENT LLC

By:
Name:
Title:

SCHEDULE A

SP Large Cap Value Portfolio

As compensation for services provided by Dreman Value Management LLC (Dreman) for management of a portion of the Fund’s portfolio, Prudential Investments LLC will pay Dreman a fee equal, on an annualized basis, to the following:

Dated as of March 20, 2006

EXHIBIT B

MANAGEMENT OF THE TRUST

The Managers

Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 serves as the Trust’s Managers under a management agreement (the Management Agreement) dated as of January 1, 2006, and renewed thereafter as required by the Investment Company Act.

The Management Agreement is substantially similar to a management agreement dated September 7, 2000, as amended and restated April 3, 2002, and as amended and restated as of September 5, 2002 (the September Agreement), which was last approved by the Board of Directors of the predecessor to the Trust, including a majority of the independent directors, on June 8, 2005. The September Agreement was last approved by contract owners on January 31, 2001.

Terms of the Management Agreement

Pursuant to the Management Agreement, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Trust, PI manages both the investment operations of the Trust and the composition of the Trust’s investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Trust, and make recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager also administers the Trust’s business affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services that are not furnished by PFPC Trust Company (PFPC), the Trust’s custodian, and PFPC, Inc., the Trust’s transfer and dividend disbursing agent. The management services of the Manager for the Trust are not exclusive under the terms of the Management Agreement, and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its Trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Trust, the Manager bears the following expenses:

(a) the salaries and expenses of all of its and the Trust’s personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust’s subadvisers;

(b) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust, as described below; and

(c) the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For its services, the Trust compensates the Manager as follows:

Fund	Fee, as a percentage of average daily net assets	Aggregate fees for the year ended December 31, 2005
SP Large Cap Value Portfolio	0.80%	5,712,657

PI has voluntarily agreed to limit portfolio expenses to 0.90% of total assets for the period July 1, 2005 through June 30, 2006. These arrangements may be discontinued or otherwise modified after June 30, 2006.

Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust’s subadvisers, (c) the fees and certain expenses of the Trust’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust’s legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying Trust shares under state securities laws, including the preparation and printing of the Trust’s registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Trust, by vote of a majority of the Trust’s outstanding voting securities (as defined in the Investment Company Act) or by the Trust, upon not more than 60 days’ nor less than 30 days’ written notice to the Trust.

Information About PI

PI are both wholly-owned subsidiaries of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a major, diversified insurance and financial services company. Prudential Financial’s address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI manages or co-manages the following investment companies, in addition to the Trust:

Cash Accumulation Trust, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Equity Fund, Inc.; Prudential’s Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Tax-Managed Small Cap Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential

World Fund, Inc., Strategic Partners Real Estate Fund, Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Series Fund, The Prudential Investment Portfolios, Inc., The Target Portfolio Trust, The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

Directors and Officers of PI

The business and other connections of the directors and principal executive officers of PI are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI and ASISI	Principal Occupations
Deborah A. Docs	Vice President and Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Robert F. Gunia	Executive Vice President and Chief Administrative Officer

President (since April 1999) of Prudential Investment

Management Services LLC (PIMS); Director,

Executive Vice President and Chief Administrative

Officer (since May 2003) of American Skandia

Investment Services, Inc, American Skandia Advisory

Services, Inc., and American Skandia Fund Services,

Inc.; Executive Vice President (since March 1999) of

Prudential Mutual Fund Services LLC; formerly Senior

Vice President (March 1987-May 1999) of Prudential

Securities Incorporated (Prudential Securities); Vice

President and Director (since May 1989) and Treasurer

(since 1999) of the Asia Pacific Fund, Inc.

David R. Odenath, Jr.	Executive Vice President

President of Prudential Annuities (since August 2002); Executive Vice President (since May 2003) of American Skandia Investment Services, Inc; Chief Executive Officer and Director (since May 2003) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Director (since May 2003) of American Skandia Marketing, Inc.; Formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (1999-2003) of PI; Senior Vice President (since June 1999) of Prudential; formerly Senior Vice President (August 1993-May 1999) of PaineWebber Group, Inc.

Kevin B. Osborn	Executive Vice President	Executive Vice President, PI; Executive Vice President and Director of American Skandia Investment Services, Inc. and Executive Vice President and Director of American Skandia Advisory Services, Inc.
Stephen Pelletier	Executive Vice President	Executive Vice President, PI.
Kathryn Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since

September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary

(since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer

and Corporate Secretary (1997-2002) of Zurich

Scudder Investments, Inc.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer, PI; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc.; Officer-in-Charge, Director, President and Chief Executive Officer of American Skandia Fund Services, Inc.; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Advisory Services, Inc.

Jonathan Shain	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

Lee D. Augsburger	Chief Compliance Officer Since 2004

Senior Vice President and Chief Compliance Officer (since April 2003) of PI; Vice President (since November 2000) and Chief

Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; Chief Compliance Officer and Senior Vice

President (since May 2003) of American Skandia Investment Services, Inc.

The Administrator

The Trust has entered into an administration agreement with PI with respect to Class II shares of the Portfolio. Pursuant to the agreement PI is responsible for establishing and maintaining compliance procedures for multiple classes, the negotiation of participation agreements with participating insurers, establishing procedures and monitoring compliance with the mixed and shared funding order issued by the SEC, and performing other related services as specified in the agreement. In consideration of the services rendered by PI under the agreement, the Fund pays PI a fee at an annual rate of .15% of the average daily net assets of Class II shares of the Portfolio. The Portfolio did not pay any administration fees for the last fiscal years.

Distribution

Prudential Investment Management Services LLC (PIMS), a wholly owned subsidiary of Prudential Financial, Inc., acts as the principal underwriters of the Trust by distributing Trust shares on a continuous basis. PIMS is a limited liability corporation organized under Delaware law in 1996. PIMS is a registered broker dealer under the Securities and Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. PIMS’ principal business address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-3777. Pursuant to a distribution and service plan (the Plan) adopted under Rule 12b-1 under the Investment Company Act, the Portfolio bears the expenses of distribution and service fees paid to the Distributor with respect to Class II of the Portfolio. For the fiscal year ending December 31, 2005, the Portfolio did not pay any distribution and service fees to the Distributor.

Brokerage

As of December 31, 2005, the Portfolio paid commissions to affiliated broker-dealers as follows:

Fund	Prudential Equity/Wachovia Securities LLC (or affiliates)	Other Affiliated Broker-Dealers
SP Large-Cap Value Portfolio	$4,180 (0.8% of total commission) (0.1% of total dollar amount of transactions)	none

Information about the SP Large Cap Value Portfolio’s Other Subadvisers and Subadvisory Agreements

Dreman has joined Hotchkis & Wiley and J.P. Morgan as a subadviser of the SP Large Cap Value Portfolio. The current subadvisory agreement with Hotchkis & Wiley provides that the subadviser will be compensated at a rate equal to 0.30% of average daily net allocated assets. The current subadvisory agreement with J.P. Morgan provides that the subadviser will be compensated at a rate equal to 0.30% of average daily net allocated assets. In 2005, the Manager, which compensates the subadvisers, paid $1,069,782 to Hotchkis & Wiley and $1,072,762 to JP Morgan pursuant to the respective subadvisory agreements pertaining to the SP Large Cap Value Portfolio. The Manager made no other material payments to Hotchkis & Wiley, or any affiliate thereof, in that year. The subadvisory agreements with Hotchkis & Wiley and JP Morgan were approved by the Board without shareholder approval pursuant to the Manager of Managers Order.

EXHIBIT C

OTHER FUNDS MANAGED BY DREMAN

Dreman acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of SP Large Cap Value Portfolio.

Fund	Annual Management Fee (as a % of average net assets)	Approximate Net Assets as of 3/31/06
Dreman Contrarian Large Cap Value Fund	.75%	$6.7 million
Counsel Select America	0.75% on first $10 million 0.50% on next $15 million 0.25% on next $175 million 0.20% all assets over $200 million	$162.5 million
Keystone Dreman US Value Fund	0.55% on first $37.5 million 0.40% on next $37.5million 0.35% on next $75 million 0.30% on next $150 million 0.25% all assets over $300 million	$18.7 million
OFI Select Dreman US Equity Fund	.60%	$52.1 million
DWS Scudder-Dreman High Return Equity Fund

0.24% on first $250 million

0.23% on next $750 million

0.224% on next $1.5 billion

0.218% on next $2.5 billion

0.208% on next $2.5 billion

0.205% on next $2.5 billion

0.202% on next $2.5 billion

0.198% thereafter

		$7.6 billion
DWS Scudder-Dreman High Return Equity Fund VIP	.3375%	$924 million

MANAGEMENT OF DREMAN

The table below lists the name, address, position with and principal occupation during the past five years for the principal executive officers and directors of Dreman.

Name and Address*	Position with and Principal Occupation
David N. Dreman	Chairman and Chief Investment Officer
Lloyd Jagai	Chief Executive Officer & Managing Director
Thomas Littauer	President
Nelson Woodard	Managing Director & Senior Portfolio Manager
James F. Hutchinson	Executive Vice President
Lee Delaporte	Managing Director & Director of Research

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*The address of each person is Dreman Value Management LLC, c/o Contrarian Services Corp., Harborside Financial Center, Plaza 10, Suite 800, Jersey City, NJ 07311.

** The Management Committee is comprised of David Dreman, Thomas Littauer, Nelson Woodard, F.James Hutchinson and Lee Delaporte.

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EXHIBIT D

SHAREHOLDER INFORMATION

As of May 26, 2006 the Trustees and officers of the Portfolio, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of May 26, 2006, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Portfolio were as follows:

SP Large Cap Value Portfolio

Name	Address	Class	Total Shares Outstanding	Shares Owned/%
SP Conservative Asset Allocation Portfolio	100 Mulberry Street, Gateway Center 3, 9th Floor, Newark, NJ 07102.	I	72,836,589.528	6,830,007/9.377%
SP Growth Asset Allocation Portfolio	100 Mulberry Street, Gateway Center 3, 9th Floor, Newark, NJ 07102.	I	72,836,589.528	27,526,406/37.792%
SP Balanced Asset Portfolio	100 Mulberry Street, Gateway Center 3, 9th Floor, Newark, NJ 07102.	I	72,836,589.528	22,857,259/31.382%
SP Aggressive Growth Asset Portfolio	100 Mulberry Street, Gateway Center 3, 9th Floor, Newark, NJ 07102.	I	72,836,589.528	4,891,377/6.716%
PLAZ DISCB	213 Washington Street Newark, NJ 07102	I	72,836,589.528	11,609,885/15.939%

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